GUARANTY AGREEMENT


          THIS GUARANTY AGREEMENT (this "Guaranty") is made as of the 31st day of July, 1996, by the undersigned (hereinafter collectively referred to as the "Guarantors" and individually as a "Guarantor"), to and for the benefit of WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association (the "Bank"). The Bank has agreed to extend credit to the Borrower in the principal amount of up to $40,000,000 upon the terms and conditions set forth in that certain Credit Agreement dated as of July 31, 1996 between KEMET Corporation (the "Borrower") and the Bank (as amended, modified or extended from time to time, the "Credit Agreement"). As a condition to extending such credit, the Bank has required the execution and delivery of this Guaranty. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          NOW THEREFORE, in consideration of the Loans extended by the Bank to the Borrower under the Credit Agreement and for other consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:

          1. Guaranty. Each Guarantor hereby unconditionally, absolutely, jointly and severally, guarantees to the Bank and its successors and assigns that (a) the Borrower will duly and punctually pay and perform, at the place specified therefor, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Bank now or hereafter owing or incurred pursuant to the Credit Agreement or any of the other Loan Documents (including without limitation reasonable attorneys' fees and other costs and expenses incurred by the Bank in attempting to collect or enforce any of the foregoing after an Event of Default) accrued in each case to the date of payment hereunder (collectively, the "Obligations" and individually, an "Obligation"); and (b) the Borrower will perform in all other respects its obligations under the Loan Documents in accordance with the terms of the Loan Documents.

          2. Guaranty Absolute. This Guaranty is an absolute, unconditional, continuing and unlimited guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Borrower, any other Guarantor, or any other person, or resort to any security for the Obligations or this Guaranty or to other means of obtaining payment of any of the Obligations which the Bank now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the Bank may proceed hereunder against any Guarantor in the first instance to collect the Obligations when due, without first proceeding against the Borrower or any other person and without first resorting to any security or other means of obtaining payment. The obligations of each Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of genuineness, validity, regularity or enforceability of the Obligations or any security given therefor or in connection therewith or any other circumstance (except payment to, or express written waiver, release or consent by, the Bank) which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Bank of any direct or indirect security for, or other guaranties of, the Obligations or any other indebtedness, liability or obligations of the Borrower, any Guarantor or other person to the Bank or by any failure, delay, neglect or omission of the Bank to realize upon or protect any Obligations or any such other indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor, or by any approval, consent, waiver or other action taken or omitted to be taken by the Bank (except payment to, or express written waiver, release or consent by, the Bank). Upon the occurrence of any Event of Default, the liabilities and obligations of the Guarantors hereunder shall, at the option of the Bank, become forthwith due and payable to the Bank without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by the Guarantors, or any of them, hereunder may be required by the Bank on any number of occasions.

          3. No Impairment. Each Guarantor agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of the Borrower or its estate by reason of the commencement of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Borrower or its property under any law relating to bankruptcy, insolvency, reorganization, relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for the Borrower or for all or part of its property.

          4. Guarantors' Further Agreement to Pay. Each Guarantor further agrees to pay to the Bank forthwith upon demand, in funds immediately available to the Bank, all costs and expenses (including court costs and reasonable attorneys' fees) incurred or expended by the Bank in connection with the enforcement of this Guaranty.

          5. Termination of Guaranty. It is the intention hereof that the Guarantors shall remain liable under this Guaranty until (i) all of the Obligations have been fully paid and performed notwithstanding any act, omission or thing (except payment to, or express written waiver, release or consent by, the Bank) which might otherwise operate as a legal or equitable discharge of the Guarantors, and (ii) the Bank's obligation to make further advances under the Credit Agreement have terminated. Notwithstanding anything contained herein to the contrary, each Guarantor agrees that to the extent all or any part of any payment of any of the Obligations previously received by the Bank pursuant to the Loan Documents or otherwise is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other person under any bankruptcy code, common law, or equitable cause, or otherwise required to be returned by the Bank for any reason, whether by court order, administrative order or settlement, this Guaranty and the obligation or part thereof intended to be satisfied shall be revived and reinstated and continued in full force and effect as to each Guarantor's obligations hereunder, and each Guarantor agrees that it shall immediately pay to the Bank the amount of such payment, notwithstanding any termination of this Guaranty or any cancellation of any of the Loan Documents.

          6. Security; Setoff. Each Guarantor hereby grants to the Bank a contractual right of setoff against all deposits and other sums credited by or due from the Bank to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank may at any time upon or after the occurrence of any Event of Default, and without notice to any Guarantor, set off the whole or any portion or portions of any or all deposits and other sums credited by or due from the Bank to a Guarantor or subject to withdrawal by a Guarantor against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom.

          7. Bank's Freedom to Deal with Borrower and Other Parties. The Bank shall be at liberty, without giving notice to or obtaining the assent of the Guarantors, or any of them, and without relieving any Guarantor of any liability hereunder, to deal with the Borrower and with each other party who is now, or after the date hereof becomes, liable in any manner for any of the Obligations (including, without limitation, any co-guarantor), in such manner as the Bank in its sole discretion deems fit and to this end each Guarantor hereby gives to the Bank full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower or to any such other party at such times, in such amounts and on such terms as the Bank may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation of the Borrower or of any such other party to the Bank, (c) grant extensions of time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations or any liability under this Guaranty, which security or guaranty the Bank now has or acquires after the date hereof, (e) accept partial payments from the Borrower or such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party. The Guarantors acknowledge that under the terms of the Credit Agreement, the Borrower may borrow, repay and reborrow proceeds of the Loans from time to time and that the outstanding principal balance of the Loans may be reduced to zero and thereafter increased.

          8. Representations and Warranties of Guarantors. Each Guarantor represents and warrants that:

          (a)     The execution, delivery and performance of this Guaranty
(i) are within such Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or articles of incorporation or by-laws of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor, and (v) do not result in the creation or imposition of any Lien on any asset of such Guarantor.

          (b) This Guaranty constitutes a valid and binding agreement of such Guarantor enforceable in accordance with its terms except as such enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, and (ii) subject to general legal and equitable principles of good faith, fair dealing and equity, as well as considerations of public policy as the same may be held or deemed to apply.

          (c) Such Guarantor's guaranty pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, such Guarantor.

          9. Waivers by Guarantors. Each Guarantor hereby waives: (a) acceptance or notice of acceptance of this Guaranty by the Bank; (b) notice of any action taken or omitted by the Bank in reliance hereon; (c) any duty on the part of the Bank to disclose to the Guarantors, or any of them, any facts it may now or hereafter know regarding the Borrower or any other Guarantor; (d) notice of presentment and demand for payment or performance of any of the Obligations;
(e) protest and notice of dishonor or of default to the Guarantors, or any of them, or to any other party with respect to the payment or performance of the Obligations hereby guaranteed; (f) any and all other notices whatsoever from the Bank to which the Guarantors, or any of them, might otherwise be entitled; and
(g) any requirement that the Bank be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other right of the Bank hereunder. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, and agrees not to assert or take advantage of any and all defenses which at any time may be available in respect of such Guarantor's obligations to the Bank hereunder by virtue of: (i) the statute of limitations in any action hereunder or for the collection or the performance of any of the Obligations; (ii) the incapacity, lack of authority, death or disability of any Guarantor or any other person or entity, or the failure of the Bank to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Borrower, any Guarantor or any other person or entity; (iii) the failure of the Bank to give notice of any action or non-action on the part of any other person whomsoever, in connection with any of the Obligations; (iv) an election of remedies by the Bank which destroys or otherwise impairs any subrogation rights of the Guarantors, or any of them, the right of a Guarantor to proceed against the Borrower for reimbursement, or the right of a Guarantor to seek contribution from any co-guarantor, or all or any combination of such rights; (v) the failure of the Bank to commence an action against the Borrower, any Guarantor, or any other person; (vi) any homestead exemption, valuation, stay, moratorium law or other similar law now or hereafter in effect; (vii) any defense based on lack of due diligence by the Bank in collection, protection or realization upon any collateral securing the Obligations; (viii) any and all rights the Guarantors, or any of them, may now or hereafter have arising under North Carolina General Statute Section 26-7, 26-8 or 26-9, or any similar or subsequent law; (ix) the amendment of, supplement to or waiver of any provision of the Credit Agreement, the Note or any other Loan Documents, (x) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; and (xi) any other legal or equitable defenses whatsoever to which the Guarantors, or any of them, might otherwise be entitled.

          10. No Contest with the Bank. So long as any Obligation remains unpaid or undischarged, no Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by the Bank) or by any means or on any other ground, claim any right of subrogation with respect to any of the Obligations guaranteed hereby or to any collateral now or hereafter granted to secure the Obligations or claim any setoff or counterclaim against the Borrower in respect of any liability of the Guarantors, or any of them, to the Borrower or of the Borrower to the Guarantors, or any of them, or, in proceedings under any federal or state bankruptcy code or insolvency proceedings of any nature, proceed in competition with the Bank in respect of payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Bank may hold or in which it may have any share.

          11. Remedies Cumulative. Each right, privilege, power and remedy of the Bank under this Guaranty, the Loan Documents or other agreement or instrument signed by the Borrower or any Guarantors, or under any other instrument of any other party securing or guaranteeing any of the Obligations or under applicable laws shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, privileges, powers and remedies.

          No failure or delay by the Bank to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

          12. Demands and Notices. All notices, requests and other communications to the parties hereunder shall be in writing and shall be given
(i) to a Guarantor in care of the Borrower at the address for the Borrower set forth in the Credit Agreement, and (ii) to the Bank at its address set forth in the Credit Agreement. All notices shall be given in the manner specified in the Credit Agreement.

          13. Amendments, Waiver, Etc. No provision of this Guaranty can be changed, waived or discharged or terminated except by an instrument in writing signed by the Guarantors and by the Bank. No course of dealing or delay or omission on the part of any party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

          14. Counterparts. This Guaranty may be executed in any number of counterparts. Each of the counterparts will be considered an original, and all counterparts constitute but one and the same instrument.

          15. Pari Passu Obligations. Each Guarantor warrants and represents that payment obligations and liabilities of such Guarantor under this Guaranty shall at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of such Guarantor (other than those which are mandatorily preferred by laws or regulations of general application). Each Guarantor shall assure that the representation set forth herein is true and correct at all times.

          16. Indemnity. Each Guarantor agrees to indemnify the Bank against, and hold the Bank harmless from, any loss, cost, charge, expense (including reasonable attorneys' fees), claims, demands, suits, damages, penalties, taxes, fines, levies and assessments which may be asserted or imposed against, or suffered or incurred by, the Bank as a direct or indirect result of any representation or warranty of the Borrower in any of the Loan Documents or of the Guarantors herein being untrue or inaccurate in any respect or as a direct or indirect result of the failure by the Borrower or any Guarantor to observe, perform or comply with any of its respective covenants, undertakings or obligations set forth in the Loan Documents or this Guaranty.

          17. Financial Information. The liability of each Guarantor under this Guaranty shall be reflected in the consolidated financial statements (or the notes thereto) of the Borrower and its Subsidiaries in accordance with GAAP.

          18. Maximum Liability. Notwithstanding anything in this Guaranty to the contrary, the maximum liability of each Guarantor under this Guaranty shall in no event exceed such Guarantor's Maximum Obligated Amount. "Maximum Obligated Amount" of any Guarantor shall mean the maximum amount which could be paid out by such Guarantor without rendering this Guaranty, in whole or in part, void or voidable under applicable law, including, without limitation, (i) the Bankruptcy Code of 1978, as amended, and (ii) any applicable state or federal law relative to fraudulent conveyances.

          19. Subordination. In the event that Borrower is now or shall hereafter become indebted to any of the undersigned, each of the undersigned agrees that the amount of such indebtedness and all interest thereon shall at all times be subordinate as to lien, times of payment (after an Event of Default) and in all other respects to all sums at any time owing to the Bank or under the Note or any security therefor or the Credit Agreement, and that after an Event of Default, the undersigned shall not be entitled to enforce or receive payment on account of such other indebtedness until all sums owing to the Bank have been paid.

          20. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of North Carolina (but not including the choice of law rules thereof). This Guaranty shall bind the successors and assigns of each Guarantor and shall inure to the benefit of the Bank, its successors and assigns. All words herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity or as the context may require. The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

          21. Alternative Funding Sources. The Guarantors acknowledge the possibility that funding of the Loans may be through alternative funding sources pursuant to Section 2.03 of the Credit Agreement, and the Guarantors shall execute such documents as the Bank or the Designated Lender (as defined in the Credit Agreement) may reasonably request to evidence that payment of the obligations of the Borrower pursuant to such alternative funding sources are guaranteed by the Guarantors under terms and conditions substantially similar to those contained in this Agreement.

          IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

                              GUARANTORS:


                              KEMET ELECTRONICS CORPORATION
                                   a Delaware corporation
ATTEST:

/S/ G. H. Spears              By:/S/ J.J. Jerozal            (SEAL)
Its: Secrerary                Title: CFO & Treasurer

[CORPORATE SEAL]


                              KEMET SERVICES CORPORATION
                                   a Delaware corporation
ATTEST:

/S/ Raymond E. Burgess     By: /S/ D.A. Adams             (SEAL)
Its:                          Title:President
Secretary
[CORPORATE SEAL]




                                   KRC TRADE CORPORATION
                                   a Delaware corporation
ATTEST:

/S/ D.R. Cash                      By:/S/ J.J. Jerozal           (SEAL)
Its:Secretary                      Title: Treasurer

[CORPORATE SEAL]

                              ACCEPTED:

                              WACHOVIA BANK OF NORTH CAROLINA, N.A.

                              By:   /S/ Paul G. Grube            (SEAL)
                                 Title:SVP